Exhibit 99.1

DUNE ENERGY, INC.

EMPLOYEE SEVERANCE PLAN

as amended

October 6, 2010

I.

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(a) “Base Salary” shall mean the annual rate of base compensation paid by the Company to a Covered Employee (including amounts which the Covered Employee could have received in cash had he not elected to contribute to an employee benefit plan maintained by the Company), excluding overtime pay, bonuses, employee benefits, automobile allowances, added premiums, differentials, and all forms of incentive compensation. Base Salary shall be determined effective as of the date of the Covered Employee’s termination. A “Month’s Base Pay” shall mean Base Salary divided by twelve.

(b) “Change of Control” shall be deemed to have occurred upon any of the following events:

(1) A merger or consolidation to which the Company is a part if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such a merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation;

(2) The acquisition or holding of direct or indirect beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) of securities of the Company representing the aggregate 30% or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than an employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding such securities for or pursuant to the terms of any such plan. The Directors may, by a majority vote, determine the acquisition of 30%-49.9% is not a hostile action and therefore does not trigger a change of control.

(3) The sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company; or

(4) The approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or its material subsidiaries, other than into the Company.

(c) “Code” means the Internal Revenue Code of 1986 as amended.

(d) “Committee” shall mean the committee appointed by the Company to administer the Plan.

(e) “Covered Employee” shall mean any individual who is a regular full-time employee of the Company on the Effective Date of the Plan, or any individual employed as a regular full-time employee of the Company after the Effective Date of the Plan who has completed six months of service. “Covered Employee” shall not include the Chief Executive Officer, the Chief Operating Officer or any other employee who is eligible for severance under any other contract or arrangement with the Company.

(f) “Effective Date” shall mean July 10, 2007.

(g) “Company” shall mean Dune Energy, Inc.

(h) “Directors” shall mean the Board of Directors of the Company.

(i) “Disability” shall mean either (1) an inability of the Covered Employee to engage in any substantial gainful activity by reason of any medically determinable physical mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (2) the receipt of income replacements by the Covered Employee, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than 3 months under the Company’s accident and health plan.

(j) “Good Reason” shall mean the occurrence after a Change in Control of any of the following events or conditions: (1) a reduction in the Covered Employee’s combined Base Salary and bonus opportunity of more than 10%, (2) a material reduction in benefits without substitution of benefits that are substantially comparable in the aggregate, or (3) the permanent relocation of a Covered Employee’s principal place of employment with the Company to a location that is more than 40 miles from such Covered Employee’s prior principal place of employment.

(k) “Involuntary Termination” shall mean any termination, on or after the Effective Date, of a Covered Employee’s employment with the Company which does not result from a voluntary resignation or retirement by the Covered Employee; provided, however, the term “Involuntary Termination” shall not include:

(1) a Termination for Cause;

(2) a termination as a result of the Covered Employee’s death;

(3) any termination as the result of the Covered Employee’s Disability;

(4) a termination by the Covered Employee for Good Reason; or

(5) any termination which the Company expects to be of short duration and pursuant to which the Covered Employee is subject to reemployment with the Company within a reasonable period of time (as determined by the Committee).

(l) “Plan” shall mean the Dune Energy, Inc. Employee Severance Plan.

(m) “Target Bonus” shall mean the annual incentive to which the Employee would be entitled if the Employee achieved the “Target” performance benchmarks established by the Compensation Committee for the calendar year.

(n) “Termination for Cause” shall mean any termination of a Covered Employee’s employment with the Company by reason of the Covered Employee’s (1) conviction of any felony or of a misdemeanor involving moral turpitude, (2) material failure to perform his duties or responsibilities in a manner satisfactory to the Company, (3) engagement in conduct which is injurious (monetarily or otherwise) to the Company or any of its affiliates (including, without limitation, misuse of the Company’s or an affiliate’s funds or other property), (4) engagement in business activities which are in conflict with the business interests of the Company, (5) insubordination, (6) engagement in conduct which is in violation of the Company’s safety rules or standards or which otherwise causes injury to another employee or any other person, (7) engagement in conduct which is in violation of any policy or work rule of the Company or (8) engagement in conduct which is in violation of the Company’s guidelines for appropriate employee conduct or which is otherwise inappropriate in the office or work environment. Termination for Cause shall be determined in the sole good-faith discretion of the Committee.

(o) “Year of Service” shall mean, with respect to a particular Covered Employee, each full year of such Covered Employee’s continuous employment by the Company from his most recent date of hire to the date his employment is subject to an Involuntary Termination.

1.2 Number and Gender. Wherever appropriate herein, word used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

1.3 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

II.

SEVERANCE BENEFITS

2.1 Severance Benefits. Subject to the provisions of Section 2.2 hereof, if a Covered Employee’s employment by the Company is Involuntarily Terminated without Cause or if the employee is terminated or resigns for Good Reason in connection with a Change in Control, and such Covered Employee is not entitled to severance benefits under an individual contract, agreement or arrangement, then the Covered Employee shall be entitled to severance benefits as provided in this Section 2.1. A Covered Employee’s entitlement to severance benefits under the Plan depends upon the Covered Employee’s employment classification. Upon termination of the Covered Employee’s employment, the Covered Employee shall be entitled to the severance benefits as follows:

(A) Officers. Covered Employees classified by the Company as officers and selected by the Committee for purposes of the Plan, will be entitled to severance benefits as follows:

(1) If the Covered Employee’s employment with the Company is terminated by reason of the Covered Employee’s death or Disability, the Company shall pay the Covered Employee or the Covered Employee’s beneficiaries a lump sum cash payment, on or before the 90th day immediately following the Covered Employee’s termination, an amount equal to the Covered Employee’s accrued Base Salary through the termination date and, in addition thereto, an amount equal to the Covered Employee’s target bonus multiplied by a fraction, the numerator of which is the number of days in such plan year through termination date and the denominator of which is 365.

(2) If: (a) the Covered Employee’s employment with the Company is subject to an Involuntary Termination without Cause or (b) the Covered Employee’s employment is subject to an Involuntary Termination within one (1) year of a Change in Control or (c) the Covered Employee resigns for Good Reason within one (1) year of a Change of Control, then the Company shall pay the Covered Employee an amount equal to (i) the Covered Employee’s then current Base Salary and (ii) the Covered Employee’s Target Bonus for the year in which such Involuntary Termination or resignation for Good Reason occurs. The Covered Employee shall receive the foregoing as a lump sum cash payment, payable as follows: If no release under Paragraph 2.3 is required, payment shall be made on or before the 90th day immediately following the Covered Employee’s termination; if a release under Paragraph 2.3 is required, payment shall be made following the Effective Date of the release, but in no event more than 90 days following the Covered Employee’s termination. Notwithstanding the foregoing, if the Covered Employee is a key employee (as defined in section 416(i) or the Code without regard to paragraph (5) thereof) of the Company and the Company’s stock is publicly traded on an established securities market or otherwise, then any amounts described above which are “deferred compensation” under section 409A of the Code shall not be paid or commence until the date that is six (6) months after the termination date.

(B) Selected Exempt Employees. Covered Employees classified by the Company as selected exempt employees, but who are not covered by Section 2.1(A) above, will be entitled to severance benefits as follows:

(1) If the Covered Employee’s employment with the Company is terminated by reason of the Covered Employee’s death or Disability, the Company shall pay the Covered Employee or the Covered Employee’s beneficiaries a lump sum cash payment, on or before the 90th day immediately following the Covered Employee’s termination, an amount equal to the Covered Employee’s accrued Base Salary through the termination date and, in addition thereto, an amount equal to the Covered Employee’s Target Bonus multiplied by a fraction, the numerator of which is the number of days in such plan year through termination date and the denominator of which is 365.

(2) If: (a) the Covered Employee’s employment with the Company is subject to an Involuntary Termination without Cause or (b) the Covered Employee’s employment is subject to an Involuntary Termination within six (6) months of a Change in Control or (c) the Covered Employee resigns for Good Reason within six (6) months of a Change of Control, then the Company shall pay the Covered Employee an amount equal to (i) Six Month’s Base Pay at the Covered Employee’s then current Base Salary and (ii) fifty percent (50%) of the Covered Employee’s Target Bonus for the year in which such Involuntary Termination or Resignation with Good Reason occurs. The Covered Employee shall receive the foregoing as a lump sum cash payment, payable as follows: If no release under Paragraph 2.3 is required, payment shall be made on or before the 90th day immediately following the Covered Employee’s termination; if a release under Paragraph 2.3 is required, payment shall be made following the Effective Date of the release, but in no event more than 90 days following the Covered Employee’s termination. Notwithstanding the foregoing, if the Covered Employee is a key employee (as defined in section 416(i) or the Code without regard to paragraph (5) thereof) of the Company and the Company’s stock is publicly traded on an established securities market or otherwise, then any amounts described above which are “deferred compensation” under section 409A of the Code shall not be paid or commence until the date that is six (6) months after the termination date.

(C) Exempt and Non-Exempt Employees. Covered Employees classified by the Company as exempt or non-exempt employees, but who are not covered by Sections 2.1(A) or (B) above, will be entitled to severance benefits as follows:

(1) If the Covered Employee’s employment with the Company is terminated by reason of the Covered Employee’s death or Disability, the Company shall pay the Covered Employee or the Covered Employee’s beneficiaries, a lump sum cash payment, on or before the 90th day immediately following the Covered Employee’s termination, an amount equal to the Covered Employee’s accrued Base Salary through the termination date, and in addition thereto, an amount equal to the Covered Employee’s target bonus multiplied by a fraction, the numerator of which is the number of days in such plan year through termination date and the denominator of which is 365.

(2) If: (a) the Covered Employee’s employment with the Company is subject to an Involuntary Termination without Cause or (b) the Covered Employee’s employment is subject to an Involuntary Termination within three (3) months of a Change in Control or (c) the Covered Employee resigns for Good Reason within three (3) months of a Change of Control, then the Company shall pay the Covered Employee an amount equal to (i) Three Month’s Base Pay at the Covered Employee’s then current Base Salary and (ii) twenty-five percent (25%) of the Covered Employee’s Target Bonus for the year in which such Involuntary Termination or Resignation for Good Reason occurs. The Covered Employee shall receive the foregoing as a lump sum cash payment, payable as follows: If no release under Paragraph 2.3 is required, payment shall be made on or before the 90th day immediately following the Covered Employee’s termination; if a release under Paragraph 2.3 is required, payment shall be made following the Effective Date of the release, but in no event more than 90 days following the Covered Employee’s termination. Notwithstanding the foregoing, if the Covered Employee is a key employee (as defined in section 416(i) or the Code without regard to paragraph (5) thereof) of the Company and the Company’s stock is publicly traded on an established securities market or otherwise, then any amounts described above which are “deferred compensation” under section 409A of the Code shall not be paid or commence until the date that is six (6) months after the termination date.

2.2 Other Severance Arrangements. Severance payments provided herein shall be subject to any required tax withholding. If a Covered Employee is entitled to severance benefits under an individual contract, agreement or arrangement, such Covered Employee shall not be entitled to any severance benefits pursuant to the Plan but shall instead be entitled to severance benefits in such amount and form as are provided pursuant to the terms of such contract, agreement or arrangement (which contract, agreement or arrangement is hereby incorporated by reference and made a part of this Plan).

2.3 Release and Full Settlement. As a condition to the receipt of any severance benefits hereunder, the Company, in its sole discretion, may require a Covered Employee whose employment by the Company has been subject to an Involuntary Termination to first execute a release, in the form established by the Company, releasing the Company, its shareholders, partners, officers, directors, employees, attorneys and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of such Covered Employee’s employment with the Company or the termination of such employment, and the performance of the Company’s obligations hereunder and the receipt of the benefits provided hereunder by such Covered Employee shall constitute full settlement of all such claims and causes of action.

2.4 Confidential Information. In consideration of the receipt of severance benefits hereunder, each Covered Employee agrees that he will not, without the prior written consent of the Company, for a period of three (3) years following the Covered Employee’s termination date, except as may be required by any competent legal authority, use or disclose to any person, firm, subsequent employer, or legal authority, any confidential or proprietary information, record, or trade secret related to the Company or any of its subsidiaries for any purpose, and that such Covered Employee shall return all copies of such information to the Company no later than the termination date. The Covered Employee acknowledges that the promise to keep confidential the Company’s information is a valuable incentive to the Company for providing severance benefits under this Plan, that the Company would be irreparably harmed by the use or disclosure of its confidential information in violation of this Paragraph 2.5, and that the Company may enforce the provisions of this paragraph through the seeking of injunctive relief.

2.5 Non-Solicitation. In consideration of receipt of any severance benefits hereunder, each Covered Employee agrees that, for a period of one (1) year following the Covered Employee’s termination date, the Covered Employee will not, directly or indirectly, in any manner or capacity induce any person to discontinue his or her employment in the Company or the Company’s successor or to interfere with the business of the Company or the Company’s successor.

2.6 Liquidated Damages. If a Covered Employee who has received severance benefits pursuant to Section 2.1 above is found by the Committee to be in violation of the confidentiality and/or non-solicitation provisions as described in Sections 2.5 and 2.6 above, then the Covered Employee shall be required to repay to the Company as liquidated damages the full amount of severance received by the Covered Employee. Any payment required pursuant to this Section shall be due and payable in a single lump sum within 30 days of written notice to such Covered Employee of such Committee’s finding.

2.7 Repayment Upon Reemployment. If a Covered Employee who has received severance benefits pursuant to Section 2.1 above is reemployed by the Company other than on a temporary or part-time basis or as an independent contractor, he shall be required to repay to the Company the following amount:

(a) The severance amount paid to him by the Company incident to his Involuntary Termination; minus

(b) The amount of Months’ Base Pay that he would have received from the Company between the date of his Involuntary Termination and the date of his reemployment by the Company had he remained employed by the Company during such period.

Any repayment required pursuant to this Section shall be made in a single lump sum within thirty days of the Covered Employee’s reemployment with the Company; provided, however, that the Company, in its sole discretion, may permit the Covered Employee to tender such repayment by payroll deductions over such period of time as the Company may determine.

III.

ADMINISTRATION OF PLAN

3.1 Plan Administration. For the purposes of the Plan and the Employee Retirement Income Security Act of 1974, as amended, the plan administrator and named fiduciary of the Plan is the Committee. The Committee shall hold such meetings and establish such rules and procedures as may be necessary to enable it to discharge its duties hereunder. All actions of the Committee shall be recorded by a secretary who need not be a Committee member. The Committee shall have all powers necessary or proper to administer the Plan and to discharge its duties under the Plan, including, but not limited to, the following powers:

(a) To make and enforce such rules and regulations as it may deem necessary or proper for the orderly and efficient administration of the Plan;

(b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c) To authorize the payment of benefits under the Plan;

(d) To prepare and distribute information explaining the Plan;

(e) To appoint or employ persons to assist in the administration of the Plan; and

(f) To obtain such information as is necessary for the proper administration of the Plan.

The Committee may allocate to others certain aspects of the management, operation and responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties or functions to qualified individuals. The Company agrees to indemnify the members of the Committee against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan if such act or omission was in good faith.

3.2 Claims Review. The Committee will advise each Covered Employee of any Plan benefits to which the Covered Employee is entitled. If the Covered Employee believes that the Committee has failed to advise him or her of any Plan benefits to which he or she is entitled, then the Covered Employee may file a written claim with the Committee. The Committee shall review such claim and respond thereto within a reasonable time after receiving the claim. In any case in which a Covered Employee’s claim for Plan benefits is denied or modified, the Committee shall:

(a) state the specific reason for the denial or modification;

(b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

(c) provide a description of any additional material or information necessary for the Covered Employee or his representative to perfect the claim and an explanation of why such material or information is necessary; and

(d) explain the Plan’s claim review procedure as contained herein.

In the event the request is denied or modified, if the Covered Employee or his representative desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. Within sixty days following such request for review the Committee shall render its final decision in writing to the Covered Employee or his representative stating specific reasons for such decision. If special circumstances require an extension of such sixty-day period, the Committee’s decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Covered Employee or representative prior to the commencement of the extension period.

3.3 Mandatory Arbitration. Any controversy or claim arising from or relating to a claim for benefits payable by the Plan of a Covered Employee who is not satisfied with the decision of the Committee pursuant to the Plan’s claims review procedure, shall be settled by arbitration administered by the American Arbitration Association under its Employee Benefit Plan Claims Arbitration Rules, incorporated by reference herein. The decision of the arbitrator shall be final and binding and judgment on the award may be entered in any court having jurisdiction. In reviewing the decision of the Committee, the arbitrator shall use the standard of review which would be used by a Federal court in reviewing such decision under the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Covered Employee and the Company shall share equally the cost of such arbitration.

IV.

GENERAL PROVISIONS

4.1 Funding. The benefits provided herein shall be unfunded and shall be provided from the Company’s general assets.

4.2 Cost of Plan. The entire cost of the Plan shall be borne by the Company and no contributions shall be required of the Covered Employees.

4.3 Plan Year. The Plan shall operate on a plan year consisting of the twelve consecutive month period commencing on January 1 of each year.

4.4 Amendment and Termination. The Plan may be amended from time to time, or terminated and discontinued, at any time, in each case at the discretion of the Directors. A Plan amendment shall be effected by adoption of the Directors of a resolution setting forth such amendment and by execution by the Company’s president or his delegatee of a written instrument of Plan amendment. Plan termination shall be effected by adoption by the Directors of a resolution to terminate the Plan and by execution of the Company’s president or his delegatee of a written instrument of Plan termination.

4.5 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate his employment at any time.

4.6 Severability. Any provision in the Plan that is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.7 Nonalienation. Covered Employees shall not have any right to pledge, hypothecate, anticipate or assign benefits or rights under the Plan, except by will or the laws of descent and distribution.

4.8 Governing Law. The Plan shall be interpreted and construed in accordance with the laws of the State of Texas except to the extent preempted by federal law.

IN WITNESS WHEREOF, the Company has executed this Plan this 6th day of October, 2010.

DUNE ENERGY, INC.

By:	/s/ James A. Watt